SEC File Number: 000-29433                       PRELIMINARY COPY


                   OPTIKA INVESTMENT CO., INC.
             6975 South Union Park Center, Suite 600
                       Midvale, Utah 84047

                INFORMATION STATEMENT PURSUANT TO
                 SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 AND
                  RULE 14C PROMULGATED THERETO


      NOTICE OF AN ACTION BY A MAJORITY OF THE SHAREHOLDERS

               NO PROXIES ARE BEING SOLICITED AND
       YOU ARE NOT REQUESTED TO SEND THE COMPANY A PROXY.

Purpose of Information

This Information Statement, which is being mailed on or about April 2, 2001, to the holders of shares of the Common Stock, par value $.001 per share (the "Common Stock"), of Optika Investment Co., Inc., a Nevada Corporation (the "Company"), is being furnished in connection with action by shareholders consent to be taken by a majority of the shareholders for the purpose of amending the Articles of Incorporation to provide for both common and preferred stock and to protect directors of the corporation from personal liability.

Because shareholders holding a majority of the shares are in favor of the following action, proxies are not being solicited in this matter.

DATE AND TIME OF SHAREHOLDER ACTION

Shareholders owning a majority of the shares of Optika Investment Co., Inc. will consent to the corporate action outlined herein.

NO DISSENTER'S RIGHTS OF APPRAISAL.

The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders.

        Voting Securities and Principal Holders Thereof;
     Interest of Certain Person in Matters to be Acted Upon

1.  SHARE INFORMATION.

As of the record date, March 20, 2001, there were approximately 13,643,043 shares of stock outstanding.

The following table sets forth certain information with respect to persons known to the Company to own beneficially more than five percent (5%) of the Company's voting securities, as of the record date, and persons who have served and/or are still serving as directors of the Company since the beginning of the last fiscal year, and the directors and officers of the Company as a group.

                                                    Amount and
                                     Position       Nature of     Percent
Title of       Name and Address of    with          Beneficial    of
Class          Beneficial Owner      Company        Ownership     Class

Common         Robert Wallace        director       10,000,000   73.27%
               1260 E. 3075 N.
               Layton, Utah 84040


Common        Golden Capital Securities  none           712,000    5.2%
              168-1177 W. Hastings St.
              Vancouver, BC Canada
              V6E 2K3

Management as a group (one)                         10,000,000    73.27%

2.  CHANGES IN CONTROL.

The Company is currently seeking business opportunities to acquire or merge with. The Company has investigated several opportunities, but has not entered into a definitive agreement to date.

Changes in the composition of the Board of Directors, as well as changes in controlling ownership of the Company=s voting stock, could be possible in the near future as the Company seeks business venture acquisitions or mergers.

MATTERS TO BE APPROVED BY SHAREHOLDER=S CONSENT

1.   Authorization to issue preferred and common stock.   Presently, the
corporation is authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. It is proposed to amend the authority of the corporation to issue stock by granting the corporation the ability to issue 100,000,000 shares of common stock at a par value of $.001 and 50,000,000 shares of "blank check" preferred stock at a par value of $.001. The term "blank check" preferred stock refers to stock for which the designations, preferences, rights, qualifications, limitations and restrictions thereof are determined by the Board of Directors. Thus, the Board of Directors would be entitled to authorize the creation and issuance of up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined at the board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of preferred stock.

The Company currently has no authorized stock other than common stock. The Board of Directors believes that it is advisable to authorize the preferred shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed feasible and in the best interests of the Company.

The Board of Directors believes that authorizing the Company to issue blank check preferred stock will provide the Company with a capital structure better suited to meet the Company's short and long-term capital needs. Having the authority to create an equity instrument with provisions to be determined at the time of issuance provides for great flexibility in financing the future operations of the Company. For example, blank check preferred stock permits the Company to negotiate the precise terms of an equity investment by creating a new series of preferred stock without incurring the cost and delay of obtaining shareholder approval, except as otherwise required by law. This allows the Company to more effectively negotiate with and satisfy the precise financial criteria of any investor in a timely manner. Many investors require a stated return on their investment and/or convertibility into common stock or other features which preferred stock can be designated to provide. Although the Board of Directors believes that having the ability to offer preferred stock as an alternative to common stock will greatly enhance the Company's ability to obtain financing, there can be no assurance that the Company will be able to raise such financing on terms acceptable to the Company, if at all.

The Board of Directors is required by Nevada law to make a determination to issue shares of preferred stock based upon the best interests of the Company and its shareholders. When in the judgment of the Board of Directors such action would be in the best interests of our shareholders, the issuance of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of preferred stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

The authorization of new shares of preferred stock will not, by itself, have any effect on the rights of the holders of shares of common stock. Nonetheless, the issuance of the preferred stock could affect the holders of common stock in a number of respects, including: (i) if voting rights are granted to holders of preferred stock, the voting power of holders of common stock will be diluted, (ii) the issuance of preferred stock may result in a dilution of earnings per share of the common stock, (iii) dividends payable on the preferred stock will reduce the amount of funds available for payment of dividends on the common stock, and (iv) future amendments to the Certificate of Incorporation affecting holders of preferred stock may require approval by the separate vote of these shareholders (in addition to the approval of the holders of shares of the common stock) before action can be taken by the Company.

Currently, the board does not know pursuant to which transactions all of the blank check preferred stock may be issued. Specifically, the board cannot anticipate the nature or amount of consideration to be received by the Company in exchange for all of these shares. Although the board also cannot determine at this point what portion of the consideration received upon the sale of these shares will be devoted to which specific purposes, the board does anticipate that most of the net proceeds realized will be used as general working capital. Additionally, the board cannot anticipate, in each case, whether the preferred stock will be issued otherwise than in a general public offering for cash.

This summary of information concerning the Amendment is qualified in its entirety by reference to the amendment itself, "Certificate of Amendment of Certificate of Incorporation of Optika Investment Company, Inc.," a copy of which is attached hereto as Appendix A.

2. Issuance of Additional Common Stock: The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and
privileges as the shares of Common Stock  currently outstanding.   Holders of
the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:
                             future acquisitions
                             investment opportunities
                             stock splits
                             stock dividends or other distributions
                             conversion of convertible securities
                             future financings and other corporate purposes

The Company currently has no binding agreements or understandings regarding the issuance of additional shares of Common Stock. However, the Company is actively pursuing financings which may result in the issuance of additional shares of Common Stock.

3.   Limitation of Director's liability.   In order to attract persons to
serve on the Board of Directors of the corporation who are knowledgeable and have the ability to make informed decisions regarding the operation of the corporation and the best interests of the shareholders, it is essential that directors be protected from liability for their informed and reasoned decisions, thus, the amendment. It should be noted that a director who commits fraud or other illegal activities while acting as a director may remain personally liable for such illegal acts.

CONSENT  REQUIRED FOR APPROVAL

Approval of the proposed above action requires a majority consent of the shareholders of shares as of the Record Date. Because shareholders holding a majority of the shares are in favor of the proposed actions, proxies are not being solicited in this matter.


































                               AMENDED
                     CERTIFICATE OF INCORPORATION
                                  OF
                   OPTIKA INVESTMENT COMPANY, INC.

     Pursuant to the provisions of the Nevada Business Corporation Act, the undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent:

       8. The following amendments of the Articles of Incorporation were adopted by shareholder consent by a majority of the shareholders of the corporation on April 22, 2001, and such articles are hereby amended and shall read as follows:
______________________________________________________________________________


                             ARTICLE FOUR
                           Classes of Stock

The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which this corporation is authorized to issue is one hundred fifty million (150,000,000) shares. The number of shares of Common Stock authorized is one hundred million (100,000,000) shares. The number of shares of Preferred Stock authorized is fifty million (50,000,000) shares. All shares of Common Stock and Preferred Stock shall have a par value of $0.001 per share.

A.   Common Stock.
1. Voting Rights. Except as otherwise expressly provided by law or in this Article, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the stockholders of the corporation.
2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Stock, on a pro-rata basis, according to the number of shares of Common Stock held by them.
3.   Dividends.  Dividends may be paid on the outstanding shares of Common
Stock as and when declared by the Board of Directors, out of funds legally available therefore, provided, however, that no dividends shall be made with respect to the Common Stock until any preferential dividends required to be paid or set apart for any shares of Preferred Stock have been paid or set apart.
4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.
       I.        Preferred Stock.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferencesand relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by filing a certificate pursuant to the applicable provisions of Nevada General Corporation Law, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices;
     (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at suchrates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
          or
     (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation, all as may be stated in such resolution or resolutions.

       J. No Preemptive Rights: The shareholders shall have no preemptive rights to acquire any shares of the corporation.

       K.        No Assessment:

     The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                            ARTICLE EIGHT
                        Liability of Directors

To the fullest extent permitted by Nevada Law, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation; provided, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If Nevada Law is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Law, as amended. Any repeal or modification of this Article Seven shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

The provisions of this Article Seven shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seven.


                             ARTICLE NINE
                            Right To Amend

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Nevada Law.

       12. The number of shares of the corporation outstanding at the time of the adoption was approximately 13,643,043 and the number of shares entitled to vote thereon was the same.
       13. The number of shares consenting to the action was 10,000,000, with theshares consenting to the action representing a majority of the issued and outstanding shares of the corporation.

Effective this ____ day of _____________, 2001.

                      ___________________________________
                      ROBERT WALLACE, President